UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2009

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e) On September 25, 2009, at the Annual Meeting of Stockholders (the "Annual Meeting") of ConAgra Foods, Inc. (the "Company"), the Company’s stockholders approved the ConAgra Foods 2009 Stock Plan (the "Stock Plan") and the amended and restated ConAgra Foods Executive Incentive Plan (the "Incentive Plan").

The Stock Plan is designed to foster and promote the long-term financial success of the Company and increase stockholder value by motivating superior performance through the grant of stock-based awards. Stock-based awards may be made under the Stock Plan to employees of the Company and its subsidiaries and to the Company’s consultants and non-employee directors. The Stock Plan authorizes the issuance of up to (i) 29,500,000 shares of the Company’s common stock, plus (ii) any shares that have not been awarded or are not subject to awards under the ConAgra Foods 2006 Stock Plan as of the time of approval of the Stock Plan, plus (iii) any shares subject to awards that are cancelled, terminated or otherwise settled without the issuance of common stock under the Company’s predecessor equity plans, except for shares used to pay the exercise price of or withholding taxes related to outstanding awards under the predecessor plans and common stock not actually issued or delivered as a result of the net settlement of an outstanding stock appreciation right.

The shares authorized under the Stock Plan may be issued pursuant to grants of stock options, restricted stock, stock appreciation rights and similar equity-based awards. Grants under the Stock Plan are subject to certain individual, award-specific and other limitations provided for in the Stock Plan. The Stock Plan also allows for the grant of performance-based stock awards that qualify under Section 162(m) of the Internal Revenue Code. Awards under the Stock Plan may be subject to acceleration in the event of a change in control of the Company, as provided for in the Stock Plan. A description of the other terms and conditions of the Stock Plan is provided under the heading "Proposal # 2: Approval of the ConAgra Foods 2009 Stock Plan" in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on August 12, 2009 (the "Proxy Statement"). The description of the Stock Plan contained herein is qualified in its entirety by reference to the full text of the Stock Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Incentive Plan is designed to provide performance-based incentives to eligible participants who have significant responsibility for the Company’s success. Incentive awards may be made under the Incentive Plan to the Company’s executive and senior officers and employees performing similar duties. The Incentive Plan is intended to qualify under Section 162(m) of the Internal Revenue Code. Awards under the Incentive Plan are subject to certain individual limitations provided for in the Incentive Plan. A description of the other terms and conditions of the Incentive Plan is provided under the heading "Proposal #3: Approval of the ConAgra Foods Executive Incentive Plan" in the Proxy Statement. The description of the Incentive Plan contained herein is qualified in its entirety by reference to the full text of the Incentive Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
10.1 ConAgra Foods 2009 Stock Plan*
10.2 ConAgra Foods Executive Incentive Plan*
* Compensatory Plans

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

September 28, 2009	By:	/Colleen Batcheler/

Name: /Colleen Batcheler/
Title: Executive Vice President, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	ConAgra Foods Inc. 2009 Stock Plan
10.2	ConAgra Foods, Inc. Executive Incentive Plan (amended and restated 2009)